                                                                    Exhibit 99.2

            Unaudited Pro Forma Condensed Consolidated Financial Data

The unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 2002 and the six months ended June 28, 2003 and the unaudited pro forma condensed consolidated balance sheet as of June 28, 2003 are based on the historical financial statements of Associated Materials Incorporated ("Associated Materials" or the "Company") and the historical unaudited consolidated financial statements of Gentek Holdings, Inc. ("Gentek Holdings") and on the assumptions and adjustments described in the notes to the unaudited pro forma condensed consolidated financial data, including assumptions relating to the consideration paid for Gentek Holdings and to the assets and liabilities acquired, based on preliminary estimates of their respective fair values.

The acquisition of Gentek Holdings was completed effective August 29, 2003. The acquisition of Gentek Holdings has been accounted for using the purchase method of accounting. The total purchase price of the acquisition has been allocated to the tangible and intangible assets and liabilities acquired based upon their estimated fair values. The purchase price allocation is preliminary, based on facts currently known to Associated Materials and is subject to adjustment as the final valuation for the fair value of the acquired tangible property, plant and equipment, intangible assets and warranty liability related to certain steel siding has not been completed. As a result, the actual allocation is subject to the completion of these valuations and therefore may differ. The purchase consideration of the Gentek Holdings acquisition was $112.1 million. In addition, Associated Materials paid $5.6 of financing costs, repaid $76.5 million of existing Company term loans and $0.6 million of accrued interest under the Company's existing credit facility. The Gentek Holdings purchase consideration, financing costs and the repayment of term loans and accrued interest were financed by borrowing $190.0 million under term loans and $10.2 million of revolving loans under the amended and restated credit facility and resulted in the Company receiving approximately $5.4 million in cash.

On March 16, 2002, Associated Materials entered into a merger agreement ("Merger Agreement") with Associated Materials Holdings Inc. ("Holdings") and its wholly owned subsidiary, Simon Acquisition Corp. The Merger Agreement provided for the acquisition of all shares of the Company's then outstanding common stock by Simon Acquisition Corp. through a cash tender offer of $50.00 per share. The Merger Agreement also required that the Company commence a tender offer to purchase all of its then outstanding 9-1/4% notes. On April 19, 2002, the cash tender offer for the Company's then outstanding common stock and the cash tender offer for approximately $74.0 million of the Company's then outstanding 9-1/4% notes was completed. Simon Acquisition Corp. was then merged with and into the Company with the Company continuing as a privately held, wholly owned subsidiary of Holdings. The completion of the aforementioned transactions constitute the merger transaction. Holdings is controlled by affiliates of Harvest Partners, Inc. ("Harvest Partners"). The purchase consideration of $379.5 million, tender offer of $74.0 million of 9-1/4% notes and debt extinguishment costs of $7.6 million were financed through: (1) the issuance of $165 million of 9-3/4% Senior Subordinated Notes due 2012 ("9-3/4% notes"), (2) $125 million from a new $165 million credit facility ("credit facility"), (3) $164.8 million cash contribution from Holdings and (4) cash of approximately $6.3 million, representing a portion of the Company's total cash of $6.8 million on hand at the time of the acquisition.

On June 24, 2002, the Company completed the sale of its AmerCable division to AmerCable Incorporated, a newly-formed entity controlled by members of AmerCable's management and Wingate Partners III, L.P., for cash proceeds of approximately $28.3 million and the assumption of certain liabilities pursuant to an asset purchase agreement dated as of the same date. The Company used the net proceeds to repay a portion of its credit facility. AmerCable is a leading manufacturer of specialty electrical cable products primarily used in the mining, marine and offshore drilling industries. In 2001, AmerCable accounted for approximately 12% of the Company's total net sales.

The unaudited pro forma balance sheet data has been presented as if the acquisition of Gentek Holdings had occurred as of June 28, 2003, and the pro forma condensed consolidated statements of operations data has been prepared as if the acquisition had occurred as of the beginning of 2002. The unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 2002 consists of the historical financial statements of Associated Materials for its Predecessor period from January 1st to April 18th and its Successor period from April 19th to December 31st. In addition, the pro forma condensed consolidated statement of operations for the year ended December 31, 2002 contemplates that the merger transaction with Harvest Partners and sale of AmerCable occurred as of the beginning of 2002. However, this statement excludes the effect of non-recurring expenses of Company deferred financing fees of $3.9 million, net of a tax benefit of $1.6 million.

                        Associated Materials Incorporated
            Unaudited Pro Forma Condensed Consolidated Balance Sheet
                                  June 28, 2003
                                 (in thousands)

                                                                        Historical
                                                                 ------------------------
                                                                 Associated       Gentek       Pro Forma          Pro Forma
                                                                  Materials      Holdings     Adjustments         Combined
                                                                  ---------      --------     -----------         --------
ASSETS
Current assets:

   Cash and cash equivalents                                      $   2,016     $   2,794     $      --           $   4,810
   Accounts receivable, net                                          87,079        44,620          (860)(a)         130,839
   Inventory                                                         70,779        44,855     1,402 (b)             117,036
   Income taxes receivable                                            1,034            --     1,626 (c)               2,660
   Deferred income taxes                                              3,653            --            --               3,653
   Other current assets                                               4,882         1,192            --               6,074
                                                                  ---------     ---------     ---------           ---------
      Total current assets                                          169,443        93,461         2,168             265,072

Property, plant and equipment, net                                  100,563        29,710            --             130,273
Goodwill                                                            197,461            --     37,422 (b)            234,883
Trademarks and trade names, net                                      96,712         1,615            --              98,327
Patents, net                                                          5,854           860            --               6,714
Other assets                                                         10,635         2,684           (79)(b)          14,891
                                                                                                 (1,829)(c)
                                                                                                  3,480 (d),(f)
                                                                  ---------     ---------     ---------           ---------
      Total assets                                                $ 580,668     $ 128,330     $  41,162           $ 750,160
                                                                  =========     =========     =========           =========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:

    Accounts payable                                              $  42,650     $  26,719     $      --           $  69,369
    Accrued liabilities                                              33,502        13,403        (1,030)(e),(f)      45,875
    Income taxes payable                                                 --           704            --                 704
    Current portion of long-term debt                                    --        29,061       (29,061)(f)              --
                                                                  ---------     ---------     ---------           ---------
      Total current liabilities                                      76,152        69,887       (30,091)            115,948

Deferred income taxes                                                58,976         1,670        (7,906)(b)          49,883
                                                                                                 (2,857)(b)
Other liabilities                                                    20,987        15,014          (860)(a)          43,349
                                                                                                   (264)(b)
                                                                                                  8,472 (b)
Long-term debt                                                      241,500        13,400       190,000 (f)         360,220
                                                                                                  5,220 (f)
                                                                                                (76,500)(f)
                                                                                                (13,400)(f)
Stockholders' equity                                                183,053        28,359        (2,293)(c)         180,760
                                                                                                (28,359)(g)
                                                                  ---------     ---------     ---------           ---------
Total liabilities and stockholders' equity                        $ 580,668     $ 128,330     $  41,162           $ 750,160
                                                                  =========     =========     =========           =========


                        Associated Materials Incorporated
        Notes to Unaudited Pro Forma Condensed Consolidated Balance Sheet
                                  June 28, 2003
                             (Amounts in thousands)





(a) Elimination of receivables/payables between the Company and Gentek Holdings at June 28, 2003 related to warranty claims owed to the Company by Gentek Holdings.

(b) Represents the purchase price allocated to fair value of net assets acquired in connection with the Gentek Holdings acquisition as follows:

Acquisition price of Gentek Holdings ..........................................................     $111,745
Fees related to the acquisition ...............................................................          375
                                                                                                    --------
Total purchase consideration ..................................................................      112,120
Less:  historical Gentek debt not assumed by the Company ......................................      (42,461)
Less:  historical net book value of assets acquired ...........................................      (28,359)
                                                                                                    --------
Purchase price in excess of historical net book value of assets acquired ......................       41,300

Adjustments to reflect fair market value:

      Inventory ...............................................................................       (1,402)
      Elimination of Gentek Holdings' deferred financing costs ................................           79
      Increase in pension liability ...........................................................        8,472
      Reduction of postretirement benefit obligation ..........................................         (264)
      Elimination of Gentek Holdings' valuation allowance on deferred tax assets ..............       (7,906)
      Deferred tax asset as a result of the acquisition .......................................       (2,857)
                                                                                                    --------
Preliminary goodwill and intangible assets as a result of the acquisition .....................     $ 37,422
                                                                                                    ========

(c) Expense of Company deferred financing fees of $3,919 (including $1,829 of historical Company fees and $2,090 of fees paid to finance the Gentek Holdings acquisition), net of a tax benefit of $1,626. In connection with the acquisition of Gentek Holdings, the Company substantially modified its term loan facility. As a result, the Company has expensed certain debt issuance costs in connection with the substantial modification, which occurred directly as a result of the acquisition of Gentek Holdings.

(d) Deferred financing costs paid in connection with obtaining financing for the Gentek Holdings acquisition.

(e) Payment of accrued interest, assuming repayment of existing Company loans under the credit facility as the facility was modified in connection with the acquisition of Gentek Holdings.

(f) Represents the sources and uses of the acquisition of Gentek Holdings as follows:

Sources:
      Credit facility - term loan ............................................     $190,000
      Credit facility - revolver .............................................        5,220
                                                                                   --------
                                                                                   $195,220
                                                                                   ========
Uses:
      Acquisition price of Gentek Holdings' equity ...........................     $ 69,284
      Fees related to the acquisition ........................................          375
      Current portion of Gentek Holdings' debt repaid in connection with the
            acquisition ......................................................       29,061
      Long-term portion of Gentek Holdings' debt repaid in connection with the
            acquisition ......................................................       13,400
                                                                                   --------
      Total Gentek Holdings acquisition price ................................      112,120

      Capitalized deferred financing fees related to the acquisition .........        3,480
      Financing fees related to the acquisition that were expensed due to
            significant modification of the Company's term loans .............        2,090
      Repayment of existing Company term loans ...............................       76,500
      Accrued interest on existing Company term loans ........................        1,030
                                                                                   --------
                                                                                   $195,220
                                                                                   ========

(g)   Elimination of historical equity of Gentek Holdings.

                        Associated Materials Incorporated
       Unaudited Pro Forma Condensed Consolidated Statement of Operations
                      For The Year Ended December 31, 2002
                                 (in thousands)


                                             Historical
                                     ----------------------------

                                      Associated     Associated                                         Associated
                                       Materials      Materials                                         Materials
                                       108 Days       257 Days                                          Pro Forma
                                     Ended  April       Ended       AmerCable        Merger                Year
                                          18,        December 31,   Pro Forma      Transaction            Ended
                                          2002           2002       Adjustments    Pro Forma           December 31,
                                      Predecessor     Successor         (a)        Adjustments             2002
                                      -----------     ---------         ---        -----------             ----
Net sales ........................     $ 180,230     $ 449,324      $ (18,271)     $    --               $ 611,283
Cost of sales ....................       130,351        317,077       (15,494)          (383) (b)          431,551


                                       ---------     ---------      ---------      ---------             ---------
Gross profit .....................        49,879        132,247        (2,777)           383               179,732
Selling, general and
      administrative expense .....        43,272         86,097        (2,192)           326  (b)          127,503
                                       ---------      ---------     ---------      ---------             ---------
Income from operations ...........         6,607         46,150          (585)            57                52,229

Interest expense, net ............         2,068         16,850            --          5,371  (c)           24,289
Foreign currency loss ............            --             --            --             --                    --
Other expense, net ...............            --             --            --             --                    --
Merger transaction costs .........         9,319             --            --         (9,319) (d)               --

Debt extinguishment costs ........            --          7,579            --             --                 7,579
                                       ---------      ---------     ---------      ---------             ---------

Income (loss) from continuing
   operations before income taxes         (4,780)        21,721          (585)         4,005                20,361

Income taxes .....................           977          9,016          (225)        (1,318) (e)            8,450
                                       ---------      ---------     ---------      ---------             ---------
Net income (loss) ................     $  (5,757)     $  12,705     $    (360)     $   5,323             $  11,911
                                       =========      =========     =========      =========             =========





                                       Historical
                                     ------------
                                       Gentek                           Pro Forma
                                       Holdings       Gentek             Combined
                                         Year           Holdings           Year
                                        Ended         Acquisition          Ended
                                      December 31,      Pro Forma       December 31,
                                         2002         Adjustments           2002
                                         ----         -----------           ----
Net sales ........................     $ 260,060      $  (4,068) (f)    $ 867,275
Cost of sales ....................       218,769         (4,068) (f)      633,428

                                                        (12,824) (g)
                                        ---------        -------         ---------
Gross profit .....................        41,291         12,824           233,847
Selling, general and
      administrative expense .....        26,363         13,726  (g)      167,592
                                       ---------      ---------         ---------
Income from operations ...........        14,928           (902)           66,255

Interest expense, net ............         1,934            854  (h)       27,077
Foreign currency loss ............           419             --               419
Other expense, net ...............           715             --               715
Merger transaction costs .........            --             --                --

Debt extinguishment costs ........            --             --             7,579
                                       ---------      ---------         ---------

Income (loss) from continuing
   operations before income taxes         11,860         (1,756)           30,465

Income taxes .....................         2,690          1,503  (i)       12,643
                                       ---------      ---------         ---------
Net income (loss) ................     $   9,170        $(3,259)        $  17,822
                                       =========      =========         =========


                        Associated Materials Incorporated
   Notes to Unaudited Pro Forma Condensed Consolidated Statement of Operations
                      For the Year Ended December 31, 2002
                             (Amounts in thousands)


(a) These pro forma adjustments reflect Associated Materials' sale of the AmerCable division, which was completed on June 24, 2002 and the resulting elimination of AmerCable's results of operations from January 1, 2002 through April 18, 2002. From April 19, 2002, through the date of its sale, AmerCable's results of operations were presented as results of discontinued operations as it was the Successor's decision to divest this division.

(b) Details of the pro forma adjustments to cost of sales and selling, general and administrative expenses reflect the following: (i) the elimination of compensation expense related to the corporate chief executive officer ("CEO") and the corporate chief financial officer ("CFO"), who were terminated upon consummation of the merger transaction with Harvest Partners, (ii) incremental depreciation and amortization of tangible and intangible assets recorded in conjunction with the merger transaction with Harvest Partners, (iii) the annual management services fee payable to Harvest Partners for services including those historically provided by the CEO and CFO and (iv) elimination of historical amortization of deferred financing costs.

Cost of sales:
      Net decrease in depreciation and amortization ............................................     $(383)
                                                                                                     =====
Selling, general and administrative expenses:
      CEO and CFO compensation .................................................................     $(252)
      Increase in depreciation and amortization ................................................       459
      Management services fee ..................................................................       188
      Amortization of historical deferred financing costs ......................................       (69)
                                                                                                     -----
                                                                                                     $ 326
                                                                                                     =====

(c)   The pro forma adjustments to interest expense reflect the following:

Commitment fee on revolving credit facility .........................     $    200
Term loan ...........................................................        5,869
9-3/4% senior subordinated notes ....................................       16,088
Existing 9-1/4% senior subordinated notes not tendered ..............           84
Amortization of deferred financing costs ............................        2,048
                                                                          --------
Pro forma interest expense ..........................................       24,289
                                                                          --------
Less: historical interest expense, net        - Predecessor .........       (2,068)
                                              - Successor ...........      (16,850)
                                                                          --------
Total adjustment ....................................................     $  5,371
                                                                          ========


      Interest expense was calculated as follows: (i) commitment fee on unused portion of the revolving credit facility of -1/2%; (ii) a rate of 5.29% (average London Interbank Offered Rate ("LIBOR") for the year ended December 31, 2002 of 1.79% + 3.50%) on the credit facility arranged at the time of the merger transaction with Harvest Partners, net of repayment using the proceeds from the sale of AmerCable, including the annual administration fee of $75 on the credit facility; (iii) an interest rate of 9-3/4% on the senior subordinated notes; (iv) an interest rate of 9-1/4% on the 9-1/4% senior subordinated notes not tendered; and (vi) twelve months of amortization of deferred financing costs.

      The effect of a 1/8% increase or decrease in interest rates would increase or decrease total pro forma interest expense by $0.1 million for the year ended December 31, 2002.


(d) Represents the elimination of merger transaction costs including investment banking and legal fees incurred by the Predecessor in conjunction with the merger transaction with Harvest Partners.

(e) As a result of relocating the Company's corporate office from Texas to Ohio, the Company's state and local income tax rate increased, raising the Company's total effective tax rate to 41.5%. This amount represents the necessary adjustment to reflect a pro forma income tax provision of 41.5%.

(f) Elimination of sales and cost of sales between the Company and Gentek Holdings for the year ended December 31, 2002. Neither the Company nor Gentek had significant quantities of inventory on hand at the end of the period as a result of these transactions.


(g) Details of the pro forma adjustments to cost of sales and selling, general and administrative expenses to reflect the following: (i) the reclassification of supply center expenses and certain freight costs from cost of sales to selling, general and administrative expenses to conform to the Company's presentation, (ii) cost of sales expense of an inventory fair value adjustment recorded at the time of the Gentek Holdings' acquisition, and (iii) elimination of the annual management services fee payable to Gentek Holdings' parent company.

Cost of sales:
      Reclassification of certain costs ................     $(14,226)
      Expense of inventory fair value adjustment .......        1,402
                                                             --------
                                                             $(12,824)
                                                             ========

Selling, general and administrative expenses:

      Reclassification of certain cost of sales expenses     $ 14,226
      Management services fee ..........................         (500)
                                                             --------
                                                             $ 13,726
                                                             ========

(h)   The pro forma adjustments to interest expense reflect the following:


Commitment fee on revolving credit facility .......................     $    277
Term loan .........................................................        8,620
Revolving portion of credit facility ..............................          250
9-3/4% senior subordinated notes ..................................       16,088
Existing 9-1/4% senior subordinated notes not tendered ............           84
Amortization of deferred financing costs ..........................        1,758
                                                                        --------
Pro forma interest expense ........................................       27,077
Less: historical interest expense, net:
      Predecessor .................................................       (2,068)
      Successor ...................................................      (16,850)
      Gentek Holdings .............................................       (1,934)
      Merger transaction with Harvest Partners pro forma adjustment       (5,371)
                                                                        --------
Total adjustment ..................................................     $    854
                                                                        ========

      Interest expense was calculated as follows: (i) commitment fee on unused portion of the revolving credit facility of 1/2%; (ii) a rate of 4.54% (average London Interbank Offered Rate ("LIBOR") for the year ended December 31, 2002 of 1.79% + 2.75%) on the term loan portion of the credit facility arranged at the time of the acquisition of Gentek Holdings, (iii) a rate of 4.79% (average London Interbank Offered Rate ("LIBOR") for the year ended December 31, 2002 of 1.79% + 3.00%) on the revolving loan portion of the credit facility arranged at the time of the acquisition of Gentek Holdings, (iv) an interest rate of 9-3/4% on the senior subordinated notes; (v) an interest rate of 9-1/4% on the 9-1/4% senior subordinated notes not tendered at the time of the merger transaction with Harvest Partners; and (vi) twelve months of amortization of deferred financing costs.

      The effect of a 1/8% increase or decrease in interest rates would increase or decrease total pro forma interest expense by $0.2 million for the year ended December 31, 2002.


(i) This amount represents the necessary adjustment to reflect a pro forma income tax provision of 41.5%.

                        Associated Materials Incorporated
       Unaudited Pro Forma Condensed Consolidated Statement of Operations
                     For the Six Months Ended June 28, 2003
                                 (in thousands)




                                                                                                Gentek
                                                                                               Holdings
                                                                              Historical      Acquisition
                                                               Associated       Gentek         Pro Forma           Pro Forma
                                                                Materials      Holdings       Adjustments         Combined
                                                                ---------      --------       -----------         --------
Net sales .................................................     $ 291,307     $ 132,911      $    (976)   (a)     $ 423,242
Cost of sales .............................................       206,339       116,093           (976)   (a)       313,891
                                                                                                (7,565)   (b)
                                                                ---------     ---------      ---------            ---------
Gross profit ..............................................        84,968        16,818          7,565              109,351
Selling, general and administrative expense ...............        65,014        14,723          7,315    (b)        87,052
                                                                ---------     ---------      ---------            ---------
Income from operations ....................................        19,954         2,095            250               22,299
Interest expense, net .....................................        10,921           936          1,200    (c)        13,057
Foreign currency gain .....................................            --          (239)            --                 (239)
Other .....................................................            --           141             --                  141
                                                                ---------     ---------      ---------            ---------

Income (loss) from continuing operations before income
   taxes ..................................................         9,033         1,257           (950)               9,340
Income taxes ..............................................         3,749         1,571         (1,444)   (d)         3,876
                                                                ---------     ---------      ---------            ---------
Net income (loss) .........................................     $   5,284     $    (314)     $     494            $   5,464
                                                                =========     =========      =========            =========


                        Associated Materials Incorporated
   Notes to Unaudited Pro Forma Condensed Consolidated Statement of Operations
                     For the Six Months Ended June 28, 2003
                             (Amounts in thousands)



(a) Elimination of sales and cost of sales between the Company and Gentek Holdings for the six months ended June 28, 2003. Neither the Company nor Gentek Holdings had significant quantities of inventory on hand at the end of the period as a result of these transactions.

(b) Details of the pro forma adjustments to cost of sales and selling, general and administrative expenses to reflect the following: (i) the reclassification of supply center expenses and certain freight costs from cost of sales to selling, general and administrative expenses to conform to the Company's presentation, (ii) elimination of cost of sales for transactions between the Company and Gentek Holdings, and (iii) elimination of the annual management services fee payable to Gentek Holdings' parent company.

Cost of sales:
      Reclassification of certain costs ................     $(7,565)
                                                             =======
Selling, general and administrative expenses:
      Reclassification of certain cost of sales expenses     $ 7,565
      Management services fee ..........................        (250)
                                                             -------
                                                             $ 7,315
                                                             =======

(c)   The pro forma adjustments to interest expense reflect the following:


Commitment fee on revolving credit facility ..........     $    138
Term loan ............................................        3,828
Revolving portion of credit facility .................          112
9-3/4% senior subordinated notes .....................        8,044
Existing 9-1/4% senior subordinated notes not tendered           56
Amortization of deferred financing costs .............          879
                                                           --------
Pro forma interest expense ...........................       13,057
                                                           --------
Less: historical interest expense, net:
      Company ........................................      (10,921)
      Gentek Holdings ................................         (936)
                                                           --------
Total adjustment .....................................     $  1,200
                                                           ========

      Interest expense was calculated as follows: (i) commitment fee on unused portion of the revolving credit facility of 1/2%; (ii) a rate of 4.03% (average London Interbank Offered Rate ("LIBOR") for the six months ended June 28, 2003 of 1.28% + 2.75%) on the term loan portion of the credit facility arranged at the time of the acquisition of Gentek Holdings, (iii) a rate of 4.28% (average London Interbank Offered Rate ("LIBOR") for the six months ended June 28, 2003 of 1.28% + 3.00%) on the revolving loan portion of the credit facility arranged at the time of the acquisition of Gentek Holdings, (iv) an interest rate of 9-3/4% on the senior subordinated notes; (v) an interest rate of 9-1/4% on the 9-1/4% senior subordinated notes not tendered at the time of the merger transaction with Harvest Partners through the date of redemption; and (vi) six months of amortization of deferred financing costs.

      The effect of a 1/8% increase or decrease in interest rates would increase or decrease total pro forma interest expense by $0.1 million for the six months ended June 28, 2003.

(d) This amount represents the necessary adjustment to reflect a pro forma income tax provision of 41.5%.